Exhibits 10.1

AMENDMENT NO. 3
TO

EMPLOYMENT AGREEMENT

This Amendment No. 3 to the Employment Agreement (the “Amendment”) is effective as of the 10th day of February 2016, and is made by and among Hampton Roads Bankshares, Inc., a Virginia corporation having its principal place of business at 641 Lynnhaven Parkway, Virginia Beach, VA 23452 (“HRB”), Bank of Hampton Roads, a corporation organized under the laws of, and authorized by statute to accept deposits and hold itself out to the public as engaged in the banking business in, the Commonwealth of Virginia, having its principal place of business at 641 Lynnhaven Parkway, Virginia Beach, VA 23452 (“BHR” and together with HRB the “Employer”), and Thomas B. Dix III (the “Executive”).

WITNESSETH:

WHEREAS, on August 19, 2014, the Executive and the Employer entered into an employment agreement (the “Agreement”) whereby the Executive agreed to serve as Executive Vice-President, Chief Financial Officer and Treasurer of HRB;

WHEREAS, effective September 23, 2015, the Agreement was amended by “Amendment No. 1 to Employment Agreement;”

WHEREAS, effective December 10, 2015, the Agreement was amended by “Amendment No. 2 to Employment Agreement;”

WHEREAS, the parties now desire to further amend the Agreement to correct a scrivener’s error in Amendment No. 2 as set forth herein; and

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

NOW THEREFORE, in an effort to retain experienced and talented management personnel, and in consideration of the Executive’s loyal and dedicated service, as well as the promises and mutual covenants contained herein, intending to be legally bound hereby, the parties hereto agree as follows:

1.             Subparagraph (i) of Section 5(d)(1) of the Agreement, as amended in Amendment No. 2, is deleted in its entirety and replaced with the following:

(i)            An amount equal to two times the sum of (A) his current rate of Annual Base Salary in effect immediately preceding such termination, and (B) the average of his last two years’ annual bonus(es) earned (whether paid or unpaid due to restrictions under the TARP Capital Purchase Program); provided that such amount will be paid in a single lump sum cash payment on the date described in Section 5(i), below;

2.             Except as expressly modified and amended, all terms, provisions and conditions of Section 5(d)(1) of the Agreement will remain in full force and effect.

3.             This Amendment No. 3 may be executed in counterparts, each of which shall, for all purposes, be deemed an original, and all of such counterparts will together constitute one and the same amendment.

4.             This Amendment No. 3 will be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives and assigns.

5.             This Amendment No. 3 is effective as of the Effective Date.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

HAMPTON ROADS BANKSHARES, INC.

By:	/s/ Charles M. Johnston
Name:	Charles M. Johnston
Its:	Chairman and Chief Executive Officer

BANK OF HAMPTON ROADS

By:	/s/ Charles M. Johnston
Name:	Charles M. Johnston
Its:	Chief Executive Officer

EXECUTIVE:

/s/ Thomas B. Dix III
Thomas B. Dix III